CERTIFICATION

PURSUANT TO

RULE 13a-14(b) AND SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350 (a) and (b)

I, Scott E. Lybbert, Chief Financial Officer of Moms Online, Inc. (the “Company”) certify that: (1) the quarterly report of Moms Online, Inc. on Form 10-Q for the quarter ended September 30, 2015 (the “Quarterly Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o (d); and (2) the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:  /s/ Scott E. Lybbert

Name: Scott E. Lybbert

Title: Chief Financial Officer

(Principal Financial Officer)

Date: November 3, 2015